Exhibit 99.1

Myrexis, Inc. Announces the Cancellation of Its Upcoming Shareholder Meeting

Press Release: Myrexis, Inc. – Wed, Jan 23, 2013 9:00 AM EST

Board Approves a Special Cash Distribution and the Appointment of a New Director and Chief Executive Officer

Tax Benefits Preservation Rights Plan Remains in Effect

SALT LAKE CITY, Jan. 23, 2013 -- Myrexis, Inc. (MYRX) today announced that its Board of Directors has unanimously determined to cancel the special meeting of its shareholders scheduled for January 23, 2013 at which the Company had been intending to seek approval by the shareholders of a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”). The Board of Directors has decided, after extensive and careful consideration of strategic alternatives, to abandon the Proposed Plan of Dissolution and instead implement the arrangements described below, which the Board of Directors believes will create the greatest value for the Company and its shareholders:

The Board of Directors has declared a special cash distribution to shareholders in the amount of $2.86 per share. The special cash distribution will be paid to shareholders of record at the close of business on Monday, February 4, 2013, the record date, as soon as practicable after such date. The Board has also appointed Jonathan M. Couchman as a Class II director of the Company and as its President and Chief Executive Officer, and the remaining members of the Board have resigned. The Company, under the leadership of Mr. Couchman, will continue its evaluation of strategic alternatives.

“After a lengthy review and evaluation of potential alternatives to the Company’s liquidation and dissolution, including consideration of advice provided by the Company’s financial advisor, Stifel Nicolaus Weisel, the Board of Directors reached the conclusion that it is in the best interests of the shareholders to terminate further consideration of dissolution, appoint Jonathan M. Couchman as Director, President and Chief Executive Officer of the Company, and distribute $2.86 per share to the shareholders. Mr. Couchman has an established track record in creating value for shareholders, and he will endeavor to identify and cause the company to acquire one or more revenue or income producing assets,” stated Gerald P. Belle, Chairman of the Board of Directors. “We believe that these arrangements will maximize value to our shareholders by providing an immediate substantial cash distribution to shareholders, while preserving and enhancing the opportunity to derive additional value in the future.”

“I am excited by the challenge to identify and pursue opportunities to maximize value for Myrexis and for its stockholders and am encouraged by the platform for growth which it provides, including its recognizable brand, infrastructure and intangibles, as well as its remaining intellectual property, comprising license agreements with DFH Pharma and UNC Chapel Hill,” said Mr. Couchman. “I am impressed by the thoroughness and dedication of the Board of Directors in their evaluation of strategic alternatives and appreciate the opportunity to continue to pursue opportunities to further maximize value for shareholders, including the potential for a private to public reverse merger, investments and acquisitions among other alternatives.”

Jonathan M. Couchman serves as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Xstelos Holdings, Inc., (XTLS) and previously served as Director of Golf Trust of America, during its evaluation of strategic alternatives, which culminated in the reverse merger of privately owned Pernix Therapeutics Holdings, Inc. into Golf Trust of America, effective March 9, 2010.

Stifel Nicolaus Weisel has acted as exclusive financial advisor to Myrexis.

MYREXIS TAX BENEFITS PRESERVATION RIGHTS PLAN

It should be noted that Myrexis adopted a Tax Benefits Preservation Rights Plan, which remains in effect, and which prohibits the ownership of greater than 4.99% of the stock of Myrexis by an individual or a group of stockholders, subject to certain limited exemptions provided therein. The Tax Benefits Preservation Rights Plan is in the form of a Rights Agreement designed to help protect and preserve Myrexis’ substantial tax attributes primarily associated with net operating loss carryforwards (NOLs) and research tax credits, under Sections 382 and 383 of the Internal Revenue Code, and is similar to plans adopted by numerous other public companies with significant NOLs.

Certain U.S. Federal Income Tax Consequences to U.S. Stockholders

The following summary describes certain material U.S. federal income tax consequences to U.S. holders of Myrexis common stock related to the special cash distribution. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Myrexis common stock that for U.S. income tax purposes is: (1) a citizen or individual resident of the U.S., (2) a corporation organized in or under the laws of the U.S. or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) any trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person (a “U.S. holder”), and, even with respect to such beneficial owners, this summary does not address special considerations that may be applicable to certain specific categories of investors.

Amounts received by stockholders in connection with the special cash distribution will be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits. Distributions in excess of such earnings and profits will be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a distribution to the extent that the aggregate value of the distribution received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. Gain recognized by a stockholder will be capital gain provided the shares are held as capital assets, and will be long term capital gain if the stock has been held for more than one year. No loss will be recognized by a stockholder until such time as a stockholder disposes of his, her or its shares of stock.

The tax consequences of the special cash distribution may vary depending upon the particular circumstances of the stockholder. The Company recommends that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the special cash distribution, as well as the state, local and foreign tax consequences.

Cautionary Statement About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the possibility that the Company may be able to acquire one or more revenue or income generating assets in the future and the potential for opportunities to further maximize value for shareholders, including the potential for a private to public reverse merger, investments and acquisitions among other alternatives. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology.

Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The Company’s actual results may differ materially from those expressed or implied by these forward-looking statements based on a number of factors, including the Company’s failure to acquire one or more revenue or income generating assets or to identify and execute upon any opportunities to further maximize value for shareholders, and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as updated from time to time in the Company’s subsequent SEC filings. Readers are cautioned that these forward-looking statements and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or other factors, except as required by law.

The Myrexis, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9929

Contact:

Myrexis
Andrea Kendell
Chief Financial Officer
(801) 214-7879
investor.relations@myrexis.com
The Ruth Group (on behalf of Myrexis)
Stephanie Carrington (investors)
(646) 536-7017
scarrington@theruthgroup.com